Exhibit 99.1

Vycor Medical Releases Financial Results for the Three Months Ended March 31, 2025

BOCA RATON, FL (May 15, 2025) – Vycor Medical, Inc. (“Vycor” or the “Company”) (OTCQB—VYCO), today announced financial results for the three months ended March 31, 2025.

The company operates through two business units: Vycor Medical, which produces the ViewSite™ Brain Access System (VBAS) for neurosurgery; and NovaVision®, a business in development which offers therapy programs to help patients recover visual disorders after stroke or brain injury.

Company Highlights

●	The Vycor Medical division revenues increased by 31% over 2023; approximately one-third of the increase was from growth in sales to hospitals in the US and approximately two-thirds in international markets.
●	The Vycor Medical division entered into new distribution agreements for France and Spain, two important markets targeted for international expansion.
●	Three new clinical papers were published involving the ViewSite Brain Access System (VBAS) during the first three months of 2025, two in the UK and one in Japan, highlighting the clinical advantages of VBAS with respect to reduced brain tissue damage, improved patient outcomes and reduced hospital stay.

Financial Results

For the three months ended March 31, 2025, the Company reported revenue of $436,378, an increase of $99,410 (or 30%) over the same period in 2024. The Vycor Medical division (VBAS) generated revenue of $418,520, an increase of $99,962 (or 31%) over the same period in 2024. approximately one-third of the increase was from continued US hospital sales growth and approximately two-thirds from growth in international markets. Gross profit for 2025 was $341,798, a 21% increase over 2024, generating a margin of 82% versus 89% in 2024, with the lower gross margin in 2025 attributable to validation and shipping costs of new production as well as sales mix. The NovaVision division, which remains in development, generated revenues of $17,858 for the three months ended March 31, 2025, a decrease of $552 or 3% from 2024, and gross margin of 94%, compared to 92% for 2024.

	Three months ended March 31,
	2025	2024
Revenue
Vycor Medical	$418,520	$318,558
NovaVision	$17,858	$18,410
	$436,378	$336,968
Gross Profit
Vycor Medical	$341,798	$283,076
NovaVision	$16,736	$16,886
	$358,534	$299,962

For the three months ended March 31, 2025 the Company reported non-GAAP Cash Operating Expenses of $336,915 compared to $291,510 in 2024, an increase of $45,405 of which $22,212 was attributable to sales commissions as a result of increased sales in the US. The remaining increase in operating expenses of $23,193 in 2025 comprised: increased payroll as Vycor adds to its human resources; and increased product development cost offset by a reduction in software development. The 2025 non-GAAP Operating Profit was $21,619 compared to $8,452 in 2024.

Reconciliation of Non-GAAP Information

Non-GAAP Reconciliation

Management uses certain non-GAAP financial measures (including non-GAAP operating expenses and non-GAAP net loss and loss per share), which exclude non-cash depreciation of purchased assets and non-cash stock-based compensation. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

On a GAAP basis the Company reported Operating Expenses of $371,340, an operating loss of $12,806, a net loss of $200,748 and a loss of $0.01 per share.

Vycor’s GAAP operating costs for the three months ended March 31, 2025 include non-cash depreciation of purchased assets ($16,110) and non-cash stock compensation charges ($18,315). The Company is providing additional non-GAAP financial measures that exclude these charges and expenses, and reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

On a non-GAAP basis, taking into account these adjustments, operating expenses for the three months ended March 31, 2025 were $336,915, non-GAAP operating profit was $21,619, and non-GAAP net loss was $166,323 or $0.00 per share.

VYCOR MEDICAL, INC.

Consolidated Statements of Comprehensive Loss

(unaudited)

	For the three months ended March 31,
	2025	2024

Revenue	$436,378	$336,968
Cost of Goods Sold	77,844	37,006
Gross Profit	358,534	299,962
Operating Expenses:
Research and development	5,762	-
Depreciation and amortization	14,880	14,880
Selling, general and administrative	350,698	294,614
Total Operating Expenses	371,340	309,494
Operating loss	(12,806)	(9,532)
Other Income (Expense)
Interest expense: Related Party	(12,570)	(12,031)
Interest expense: Other	(13,139)	(13,338)
Other income	-	4,544
Gain (loss) on foreign currency exchange	1	(150)
Total Other Income (expense)	(25,708)	(20,975)
Loss Before Provision for Income Taxes	(12,570)	(30,507)
Provision for income taxes	-	-
Net loss from continuing operations	(38,514)	(30,507)
Loss from discontinued operations, net of tax	(49)	(101)
Net Loss	(38,563)	(30,608)
Preferred stock dividends	(162,185)	(162,185)
Net Loss Available to Common Stockholders	$(200,748)	$(192,793)
Other Comprehensive Income (Loss)
Foreign Currency Translation Adjustment	-	-
Comprehensive Loss	$(38,563)	$(30,608)

Loss Per Share - basic and diluted
Loss from continuing operations	$(0.01)	$(0.01)
Loss from discontinued operations	$(0.00)	$(0.00)
Loss available to common stockholders	$(0.01)	$(0.01)

Weighted Average Number of Shares Outstanding – Basic and Diluted	33,372,796	32,628,835

VYCOR MEDICAL, INC.

Non-GAAP Reconciliation of Operating Loss and Net Loss

(unaudited)

	For the three months ended March 31,
	2025	2024

GAAP Operating Expenses	371,340	309,494

Non-cash depreciation of purchased assets (1)	(16,110)	(15,620)
Non-cash stock-based compensation (2)	(18,315)	(2,364)
Total Non-GAAP Operating Expense Adjustments	(34,425)	(17,984)

Non-GAAP Cash Operating Expenses	$336,915	$291,510

GAAP Operating Loss	(12,806)	(9,532)

Non-GAAP Operating Expense Adjustments, as above	34,425	17,984

Non-GAAP Operating Profit	$21,619	$8,452

GAAP Net Loss available to common shareholders	$(200,748)	$(192,793)

Non-GAAP Operating Expense Adjustments, as above	34,425	17,984

Non-GAAP Net Loss available to common shareholders	$(166,323)	$(174,809)

Non-GAAP Loss Per Share basic and diluted	$(0.00)	$(0.01)

Weighted Average Number of Shares Outstanding – Basic and Diluted	33,372,796	32,628,835

(1) Non-Cash depreciation of purchased assets. These are non-cash charges related to assets which can be impacted by the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing costs and performance and therefore exclude such charges when presenting non-GAAP financial measures.

(2) Non-Cash Stock-based compensation expense consists of expense relating to stock-based compensation issued to employees, outside directors and non-employees including stock options, restricted common stock, and warrants. Because of varying available valuation methodologies, subjective assumptions and the fact that these amounts vary in size and timing, we believe that the exclusion of stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods. In addition, we believe it is useful to investors to understand the specific impact of stock-based compensation expenses on our operating results.

About Vycor Medical, Inc.

With corporate headquarters in Boca Raton, FL, Vycor Medical, Inc. (“Vycor”) is a publicly traded company (OTCQB:VYCO) dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions and has a growing portfolio of FDA cleared or registered medical solutions that are changing and improving lives every day. The Company operates two business units: Vycor Medical and NovaVision, both of which adopt a minimally or non-invasive approach.

Vycor Medical’s FDA-cleared ViewSite™ Brain Access System (VBAS) a minimally invasive neurosurgical device designed to improve access to brain lesions while reducing tissue damage and enhancing patient outcomes. The VBAS system has been approved and used in over 300 hospitals in the US and in numerous countries internationally. VBAS is protected by 46 issued and 11 pending patents and has been validated through over 40 peer-reviewed studies. These studies demonstrate that use of VBAS results in: less brain tissue damage; less invasive procedure; improved access and better visibility; and reduced operating and recovery time. For an overview of Vycor Medical’s VBAS see VBAS Video.

NovaVision provides a suite of clinically supported vision rehabilitation therapies aimed at helping patients recover from visual impairments caused by stroke or other brain injury. The Visual Restoration Therapy (VRT) is the only commercialized FDA-cleared therapy for vision rehabilitation following neurological brain damage, making it a unique and important option for patients seeking to regain lost visual capabilities. The complementary NeuroEyeCoach program, clinically supported by a 296-patient study (the largest to date in the neuro visual space), enables dramatic improvements in patients’ ability to detect objects in the visual field by training them to make better eye movements with improvement in over 80% of patients. The NovaVision therapies, while showing a positive impact on these patients’ lives, still require significant development to allow them to successfully address their market potential. For an overview of NovaVision see NovaVision Video.

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com, www.vycorvbas.com or www.novavision.com.

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “forecast”, “anticipate”, “estimate”, “project”, “intend”, “expect”, “should”, “believe”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

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Vycor Medical, Inc. Contacts:

951 Broken Sound Parkway, Suite 320

Boca Raton, FL. 33487

(561) 558-2020

info@vycormedical.com

LinkedIn: https://www.linkedin.com/in/vycor-medical-inc/

Instagram: https://www.instagram.com/vycormedical/

Facebook: https://www.facebook.com/Vycor.Nova/

Twitter/X: https://x.com/vycormedical

YouTube: https://www.youtube.com/@vycormedical6049

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